                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Richard M. Reilly, John F. Kelly, Joseph W. MacDougall, Jr., and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all Registration Statements and all amendments thereto, including post-effective amendments, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by Allmerica Financial Life Insurance and Annuity Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

SIGNATURE                      TITLE                                          DATE
/s/ John F. O'Brien            Director and Chairman of the Board           2/1/2000
----------------------------
John F. O'Brien

/s/ Bruce C. Anderson          Director                                     2/1/2000
----------------------------
Bruce C. Anderson

/s/ Robert E. Bruce            Director and Chief Information Officer       2/1/2000
----------------------------
Robert E. Bruce

/s/ John P. Kavanaugh          Director, Vice President and                 2/1/2000
----------------------------   Chief Investment Officer
John P. Kavanaugh

/s/ John F. Kelly              Director, Vice President and                 2/1/2000
----------------------------   General Counsel
John F. Kelly

/s/ J. Barry May               Director                                     2/1/2000
----------------------------
J. Barry May

/s/ James R. McAuliffe         Director                                     2/1/2000
----------------------------
James R. McAuliffe

/s/ Edward J. Parry, III       Director, Vice President, Chief Financial    2/1/2000
----------------------------   Officer and Treasurer
Edward J. Parry, III

/s/ Richard M. Reilly          Director, President and                      2/1/2000
----------------------------   Chief Executive Officer
Richard M. Reilly

/s/ Robert P. Restrepo, Jr.    Director                                     2/1/2000
----------------------------
Robert P. Restrepo, Jr.

/s/ Eric A. Simonsen           Director and Vice President                  2/1/2000
----------------------------
Eric A. Simonsen